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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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          NAME OF SUBSIDIARY(S)
(STATE OF INCORPORATION OR ORGANIZATION)                 NAMES UNDER WHICH BUSINESS IS DONE
----------------------------------------                 ----------------------------------
Champion Home Builders Co. [Michigan]                              Atlantic Homes
                                                                   Titan Homes
                                                                   Gateway Homes
                                                                   Summit Crest Homes
                                                                   Redman Home Builders
                                                                   Genesis Homes
Chandeleur Homes, Inc. [Michigan]                                         -
Dutch Housing, Inc. [Michigan]                                     Fortune Homes
                                                                   Commander Homes

Fleming County Industries, Inc. [Kentucky]                                -
Homes of Legend, Inc. [Michigan]                                          -
Homes of Merit, Inc. [Florida]                                     Genesis Homes
Moduline International, Inc. [Washington]                                 -
  Lamplighter Homes, Inc. [Washington]                             Westwind Homes
  Lamplighter Homes (Oregon), Inc. [Oregon]                               -
  Moduline Industries (Canada) Ltd.
    [British Columbia,Canada]                                      New Horizon Homes
Redman Industries, Inc. [Delaware]                                        -
  Redman Homes, Inc. [Delaware]                                    Champion Homes
                                                                   Moduline Industries
                                                                   Genesis Homes
  Western Homes Corporation [Delaware]                             Silvercrest Homes
                                                                   Genesis Homes

Champion Retail, Inc. [Michigan]                                          -
  18 wholly-owned subsidiaries of this entity operate
  in the retail business of manufactured housing or
  related finance and insurance activities in the
  United States (none in foreign countries)
HomePride Finance Corp. [Michigan]                                        -
  4 wholly-owned subsidiaries of this entity operate
  in the retail finance business in the United States
  (none in foreign countries)
Champion Development Corp. [Michigan]                                     -
  19 wholly-owned or majority-owned subsidiaries of this entity operate in the manufactured housing development business in the United States (none in foreign countries)
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Companies not included above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.